MFS SERIES TRUST XI

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST


                          ESTABLISHMENT AND DESIGNATION
                                    OF CLASS

      Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration") of MFS Series Trust XI, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Blended Research Core Equity Fund and MFS Mid Cap Value Fund, each a series of the Trust, to create one additional class of shares, within the meaning of
Section 6.10, as follows:

1.    The additional class of Shares is designated "Class T Shares";

2. Class T Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class T Shares, the method of determination of the net asset value of Class T Shares, the price, terms and manner of redemption of Class T Shares, any conversion feature of Class T Shares, and relative dividend rights of holders of Class T Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of May 9, 2017 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

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|                                     |                             |
|                                     |                             |
|STEVEN E. BULLER                     |ROBERT J. MANNING            |
|Steven E. Buller                     |Robert J. Manning            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|JOHN A. CAROSELLI                    |CLARENCE OTIS, JR.           |
|John A. Caroselli                    |Clarence Otis, Jr.           |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MAUREEN R. GOLDFARB                  |MARYANNE L. ROEPKE           |
|Maureen R. Goldfarb                  |Maryanne L. Roepke           |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|DAVID H. GUNNING                     |ROBIN A. STELMACH            |
|PersonNameDavid H. Gunning           |Robin A. Stelmach            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MICHAEL HEGARTY                      |LAURIE J. THOMSEN            |
|Michael Hegarty                      |Laurie J. Thomsen            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|JOHN P. KAVANAUGH                    |                             |
|John P. Kavanaugh                    |                             |
|c/o MFS Investment Management        |                             |
|111 Huntington Avenue                |                             |
|Boston, MA 02199                     |                             |
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